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                                                                     EXHIBIT 5.1

                   [LETTERHEAD OF FULBRIGHT & JAWORSKI L.L.P.]

                                 March 13, 2002



Magnum Hunter Resources, Inc.
600 East Las Colinas Blvd., Suite 1100
Irving, Texas  75039

Ladies and Gentlemen:

         We have acted as counsel for Magnum Hunter Resources, Inc., a Nevada corporation (the "Company"), in connection with the merger (the "Merger") of Prize Energy Corp., a Delaware corporation ("Prize") with and into a wholly-owned subsidiary of the Company pursuant to the Agreement and Plan of Merger dated December 17, 2001, as amended (the "Merger Agreement") among the Company, Pintail Energy, Inc., a Delaware corporation, and Prize. Upon completion of the Merger, 11,961,073 outstanding common stock purchase warrants of Prize (the "Warrants") shall remain outstanding and shall automatically convert into the right to receive, after payment of the exercise price, one-seventh of the merger consideration attributable to one share of Prize common stock. The merger consideration attributable to one share of Prize common stock is equal to 2.5 shares of Magnum Hunter common stock and $5.20.

         The Company has filed a Registration Statement on Form S-3 (Registration No. 333-83376) with the Securities and Exchange Commission, dated February 25, 2002, as amended (the "Registration Statement'), to register the resale of some of the Warrants and all of the shares of the Company's common stock, or the resale of the Company's common stock, to be issued upon the exercise of the Warrants. More specifically, the holders of 9,164,038 Warrants (the "Resale Warrants") may offer and sell either their Warrants or the 3,272,871 shares of the Company's common stock issuable upon exercise of such Warrants under the Registration Statement. The Registration Statement also covers the issuance of 3,272,871 shares of the Company's common stock to be issued pursuant to the exercise of any Resale Warrants that have been sold prior to exercise. Finally, the Registration Statement covers the issuance of 945,370 shares of the Company's common stock upon exercise of 2,647,035 Warrants, although the offer and sale of such Warrants is not covered thereby. The Registration Statement does not cover 150,000 Warrants or the 53,573 shares of the Company's common stock issuable upon exercise of such Warrants.

         In connection with this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments as we have deemed necessary for the purposes of this opinion. We have also examined such certificates of public officials, corporate officers of the Company and of other persons as we have deemed relevant and appropriate as a basis for this opinion, and we have made no effort to independently verify the facts set forth in such certificates; however, nothing has come to our attention that contradicts any such facts. Further, in making the foregoing examinations, we have assumed the genuineness of all signatures, the legal capacity of each natural person signatory to any of the documents reviewed by us, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to



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Magnum Hunter Resources, Inc.
March 13, 2002
Page 2

us as copies. In making the foregoing examinations, we have assumed that all representations and warranties made in such documents (other than those which are expressed herein as our opinion) were and are true, correct and complete.

         Based upon the foregoing, and subject to the exceptions, qualifications and limitations herein set forth, it is our opinion that the Resale Warrants have been duly authorized and validly issued and the shares of the Company's common stock issuable upon exercise of the Warrants will be duly authorized, validly issued, fully paid and non-assessable.

         This opinion is expressly limited by, subject to and based upon the assumptions, exceptions, limitations and qualifications set forth below.

                           A. To the extent this opinion is governed by the laws
                  of the States of Delaware and Nevada, we have based such opinion exclusively upon a reading of the Delaware General Corporation Law and the General Corporation Law of Nevada without taking into account any legislative, judicial or administrative interpretations thereof. The lawyers in our office in Dallas, Texas are members of the State Bar of Texas and, except as set forth in the immediately preceding sentence, we express no opinion with respect to the laws of any jurisdiction other than the State of Texas and the federal laws of the United States of America.

                           B. With respect to our opinion that the Resale
                  Warrants have been duly authorized and validly issued, we have relied solely on a review of the Unanimous Written Consent of the Directors of Vista Energy Resources, Inc. (the predecessor to Prize by merger) dated October 28, 1998.

                           C. This opinion is given as of the date hereof, and
                  we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements made with respect to us under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement.

                                                Very truly yours,

                                                /s/ FULBRIGHT & JAWORSKI L.L.P.

                                                Fulbright & Jaworski L.L.P.